EXHIBIT 99-b



                             SBC COMMUNICATIONS INC.
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             SBC COMMUNICATIONS INC.
                                175 EAST HOUSTON
                            SAN ANTONIO, TEXAS 78205


    The undersigned hereby (1) acknowledges receipt of the Notice of Special Meeting of Shareowners (the "SBC Special Meeting") of SBC Communications Inc., a Delaware corporation ("SBC"), to be held on [o ], 1998, at [o ], local time, at [o ] and the Joint Proxy Statement/Prospectus in connection therewith, and (2) appoints [________________ and _________________,] and each of them, his or her proxies with full power of substitution for and in the name, place, and stead of the undersigned, to vote upon and act with respect to all of the shares of common stock, $1.00 par value per share, of SBC ("SBC Common Stock") standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the SBC Special Meeting and at any adjournments or postponements thereof.

    The undersigned directs that this proxy be voted as follows:

(1) To approve a proposal to issue shares of SBC Common Stock pursuant to the Agreement and Plan of Merger dated as of May 10, 1998, among Ameritech Corporation ("Ameritech"), a Delaware corporation, SBC and SBC Delaware, Inc. ("Merger Sub"), a Delaware corporation and a wholly owned subsidiary of SBC (as such agreement may be amended, supplemented or otherwise modified from time to time, the "Merger Agreement"). Pursuant to the Merger Agreement, Merger Sub will be merged (the "Merger") with and into Ameritech and Ameritech will become a wholly owned subsidiary of SBC.

    |_|  FOR            |_|  AGAINST             |_|  ABSTAIN

(2) A proposal to adopt an amendment to Article II Section 1 of the Bylaws of SBC to increase the maximum number of persons that may serve on the Board of Directors of SBC from twenty-one (21) to twenty-five (25) (the "Bylaw Amendment").

(3) A proposal to adopt an amendment to the Restated Certificate of Incorporation of SBC to increase the number of shares of authorized SBC
    Common  Stock  from  7.0  billion  to  10.0  billion  (the  "Share  Increase
    Proposal").

(4) In the discretion of the proxies, on such other business related to proposals (1), (2) or (3) as may properly come before the meeting or any adjournments or postponements thereof.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO ISSUE SHARES OF SBC COMMON STOCK PURSUANT TO THE MERGER AGREEMENT, FOR THE BYLAW AMENDMENT AND FOR THE SHARE INCREASE PROPOSAL. THE PROXIES CANNOT VOTE YOUR SHARES, WITH RESPECT TO THE PROPOSAL TO ISSUE SHARES OF SBC COMMON STOCK PURSUANT TO THE MERGER AGREEMENT, UNLESS YOU SIGN AND RETURN THIS CARD.

    Notwithstanding shareowner approval of the foregoing proposal, SBC reserves the right to abandon the Merger at any time prior to its consummation, subject to the terms and conditions of the Merger Agreement.


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    Holders of SBC Common Stock will not be entitled to appraisal or dissenters'
rights in connection with the proposals.

    The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the SBC Common Stock and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.








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    Please mark, sign, date, and return this proxy in the enclosed envelope.  No postage is required.

                               Date: ______________, 1998

                               -------------------------------------------------
                               Signature of Stockholder

                               -------------------------------------------------
                               Signature of Stockholder (if jointly held)


                               Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer and state the full name of the corporation.